EXECUTION VERSION

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between NI Holdings, Inc., a North Dakota corporation, Nodak Insurance Company, a North Dakota insurance company (the “Company”), and Michael J. Alexander, an individual (“Executive”) (Executive and Company are sometimes each referred to in this Agreement as a “Party” and together as the “Parties”).

RECITALS

WHEREAS, Executive and the Company entered into an employment agreement dated April 18, 2016 (“Employment Agreement”) which is attached as Exhibit A.

WHEREAS, Executive’s last day of employment with the Company was August 13, 2024 (“Separation Date”).

WHEREAS, Executive and the Company desire to enter into this Agreement, on the terms and conditions set forth in this Agreement, in order to memorialize the end of Executive’s employment relationship with the Company and to provide to Executive the benefits set out in the Employment Agreement for a termination without cause.

WHEREAS, Executive and the Company want to fully and finally settle all issues, differences, and claims, whether potential or actual, between Executive and the Company, including, but not limited to, any claims arising from Executive’s employment with the Company or his separation from employment.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed by and between the Parties as follows:

1.       SEPARATION FROM EMPLOYMENT. Executive’s employment ended on the Separation Date, and Executive acknowledges and agrees that effective as of the Separation Date, Executive is no longer employed by and is no longer an officer or director of the Company or any of its subsidiaries or affiliates. Except for any vested amounts, if any, under the Company’s Stock Incentive Plans, Deferred Compensation Plan, the Employee Stock Ownership Plan (“ESOP”) and 401(k) plan, Executive has been paid all compensation and benefits earned through and including the Separation Date.

2.       CONSIDERATION for execution of this agreement. As consideration for the Executive’s promises and obligations under this Agreement, and subject to the terms and conditions of this Agreement, including the release of claims set forth in Section 3 below, the Company agrees to provide Executive with the following compensation and benefits calculated in accordance with Section 5(a) of the Employment Agreement, provided that Executive signs and does not revoke this Agreement:

EXECUTION VERSION

(a)       Compensation. In accordance with Section 5(a)(i) of the Employment Agreement, the Company agrees to pay Executive an amount equal to Three Million and Eight Hundred Twenty Six Thousand and Five Hundred Eighty Three Dollars and one cent ($3,826,583.01), less taxes and withholding, made payable to “Michael J. Alexander” and payable in 2024 by direct deposit into Executive’s bank account within ten (10) calendar days after the expiration of the 7-day revocation period identified below, in full and final satisfaction of any and all claims Executive might have for any and all alleged damages and injuries of whatever type or description, for which a W-2 form will be issued in the time required by law. In addition, in accordance with Section 5(a)(ii) of the Employment Agreement, the Company agrees to pay Executive an amount equal to Sixty Five Thousand, Four Hundred and Ninety Three Dollars and seven cents ($65,493.07), less taxes and withholding, payable in the same manner as described above, to cover the after-tax cost of health coverage for the last 18 months the Company is required to pay for such health coverage in accordance with Section 5(a)(ii) of the Employment Agreement.

(b)       Benefit Plans. If Executive is currently participating in the Company’s group medical plans, Executive’s participation as an employee will end according to the terms of the plans on or after the Separation Date. Provided eligibility requirements are met, Executive and his enrolled dependents, if any, shall be eligible to continue participation in the Company’s group medical plans pursuant to Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), with all of the COBRA premium assessed to Executive to paid on Executive’s behalf by the Company, for a period of 18 months after the Separation Date, upon terms no less favorable than the most favorable terms provided to senior executives of the Company. In the event that a direct payment of premiums is not possible, or if the Company is unable to provide coverage to Executive by reason of Executive no longer being an employee or no longer being eligible for COBRA coverage, then the Company will provide Executive an amount equal to the total after-tax cost to Executive of obtaining such coverage for a period equal to eighteen (18) months less such time that coverage has been paid for by the Company after the Separation Date (not including the period of time covered by Section 2(a) above).

Executive agrees and acknowledges that the above benefits are not otherwise owed to him absent his execution of this Agreement, as the Employment Agreement expressly makes any payments to Executive contingent upon Executive’s prior agreement with and signature to a complete release agreement.

3.       EXECUTIVE’S RELEASE OF CLAIMS. Except as provided below, Executive, on behalf of himself and his successors, heirs, and assigns, hereby forever releases and discharges the Company (including its parents, subsidiaries, affiliated companies and benefit plans, and their respective directors, officers, employees, agents, predecessors, successors, assigns, shareholders and insurers) (the “Released Parties”) to the fullest extent permitted by law from any and all claims, debts, liabilities, demands, promises, agreements, costs and expenses (including but not limited to attorneys’ fees), damages (including but not limited to liquidated damages or punitive damages), actions, and causes of action, of whatever kind or nature, whether known or unknown, suspected or unsuspected, fixed or contingent, arising out of any act or omission occurring before Executive’s execution of this Agreement (except any claims under federal and state law that may not be released as a matter of law) including but not limited to: (a) any claims based on, arising out of, or related to Executive’s employment with, or the cessation of his employment with, the Company, and any claims for compensation of any kind (beyond compensation, equity and benefits earned on or before the Separation Date or as set forth in this Agreement), including without limitation, amounts due under any contract, all regular salary, expenses, distributions, earned but unused vacation, and bonuses; (b) claims under Title VII of the Federal Civil Rights Act of 1964, as amended; the Americans with Disabilities Act; the Equal Pay Act; the Employee Retirement Income Security Act; the Age Discrimination in Employment Act of 1967, as amended; the Older Workers Benefit Protection Act; the Family and Medical Leave Act; the Worker Adjustment and Retraining Notification Act of 1988; or any other federal, state, or local statute, ordinance, or law.

EXECUTION VERSION

Executive also agrees and understands that he is giving up all other claims, whether grounded in contract or tort theories, including but not limited to: wrongful discharge; breach of contract; tortious interference with contractual relations; claims for unpaid compensation; promissory estoppel; detrimental reliance; breach of the implied covenant of good faith and fair dealing; breach of express or implied promise; breach of manuals or other policies; breach of fiduciary duty; assault; battery; fraud; false imprisonment; invasion of privacy; intentional or negligent misrepresentation; defamation, including libel, slander, discharge defamation and self-publication defamation; discharge in violation of public policy; whistleblower; intentional or negligent infliction of emotional distress; claims for attorneys’ fees or punitive damages; or any other theory, whether legal or equitable.

Executive understands that nothing contained in this Agreement, including, but not limited to, this Section 3, will be interpreted to prevent Executive from filing a charge with the Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board (“NLRB”), the Occupational Safety and Health Administration (“OSHA”), or other local civil rights enforcement agency or government agency, or from participating in or cooperating with the EEOC, NLRB, OSHA or other such agency investigation or proceeding. However, Executive agrees that he is waiving the right to monetary damages, or other individual legal or equitable relief awarded as a result of any such proceeding.

Nothing in this Agreement prohibits Executive from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission (“SEC”), the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Nothing in this Agreement requires Executive to seek prior authorization from the Company to make any such reports or disclosures and Executive does not need and is not required to notify the Company that he has made any such reports or disclosures. This Agreement is not intended to and does not restrict Executive from seeking or obtaining an SEC whistleblower award.

Executive’s release of claims does not include, and specifically excludes, the following rights or claims, if any: that may be created by or arise under this Agreement; that are based on events occurring after this Agreement becomes effective; for vested benefits under the Company’s ESOP, any 401(k) or similar retirement benefit plan; any stock or other equity rights; any other vested compensation benefits; any unreimbursed expenses; any other benefits or rights that may not be legally released such as unemployment benefits, workers’ compensation benefits, COBRA or other state insurance continuation rights; or Executive’s rights to be provided insurance coverage and otherwise indemnified, defended and held harmless from any third-party claims with respect to his performance as an employee, officer, agent or representative of the Company or any affiliated entity to the extent provided by applicable by-laws, insurance policies and law. Further, if one or more of the entities or individuals being released by Executive asserts a legal claim against Executive, Executive will have the right to assert and pursue any and all defenses and counterclaims against the specific entity or individual who asserts a claim against him.

EXECUTION VERSION

Finally, Executive understands that under the U.S. Defend Trade Secrets Act of 2016, Executive will not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made in confidence to government officials, either directly or indirectly, or to an attorney, in each case solely for the purpose of reporting or investigating a suspected violation of law, or in a complaint or other document filed in a lawsuit or other proceeding, provided such filing is made under seal.

4.       RIGHT TO REVOKE. Executive may revoke his release of claims insofar as it extends to potential claims under the Age Discrimination in Employment Act (the “ADEA”) by providing written notice to the Company within seven (7) calendar days after the date of his signature below. To be effective, the revocation must be in writing and delivered to the Company either by hand or by mail within the 7-day period. If delivered by mail, the revocation must be: (i) postmarked within the 7-day period; (ii) properly addressed, and (iii) sent by certified mail, return receipt requested to:

Cindy Launer
Interim Chief Executive Officer
Nodak Insurance Company
1101 First Ave. N.
Fargo, ND 58102

If Executive exercises his right to revoke his release as to claims under the ADEA, the Company may, at its option, either nullify this Agreement in its entirety, or keep it in effect in all respects other than as to claims under the ADEA. Executive agrees and understands that if the Company chooses to nullify this Agreement in its entirety, the Company will have no obligations under this Agreement.

5.       Time to accept and advice to consult attorney. Executive will have sixty days (60) days from the date on which he received this Agreement, to consider whether to sign it, consistent with Section 7 of the Employment Agreement. Changes to this Agreement, whether material or immaterial, will not restart the 60-day consideration period. During this time, the Company advises Executive to consult with an attorney of his choice. To accept this Agreement and to receive the consideration described in Section 2, Executive must sign this Agreement and return the signed original to:

Cindy Launer
Interim Chief Executive Officer
Nodak Insurance Company
1101 First Ave. N.
Fargo, ND 58102

EXECUTION VERSION

6.       COOPERATION. For six (6) months following the Separation Date, upon reasonable request, Executive agrees to give reasonable assistance and cooperation willingly in any matter relating to his expertise or experience as an employee or officer of the Company, as the Company may reasonably request, including but not limited to providing information concerning, or assistance with, transitioning of Executive’s duties and responsibilities, or other projects in which Executive was involved or as to which Executive potentially has knowledge by virtue of his employment with the Company. The Company shall pay, or reimburse, Executive for all expenses incurred by Executive related to Executive providing any cooperation services. In addition, the Company will compensate Executive at an hourly rate of $400.00 per hour for any cooperation services provide by Executive.

7.       CONFIDENTIAL INFORMATION. As a result of Executive’s employment with the Company, Executive generated and had access to information that is confidential and proprietary to the Company, customers of the Company, or third parties involved in joint undertakings with the Company. All of this information is deemed “Confidential Information” for purposes of this Agreement. Executive agrees that Confidential Information includes but is not limited to internal policies and procedures; inventions; formulae; methods; plans; and information about the Company’s operations, products, recipes, systems, technologies, pricing, employees, finances, business plans, and business in general. Executive agrees not to disclose to others any Confidential Information, unless permitted or directed in writing by the Company. If a valid legal order requires Executive to disclose any Confidential Information, then before disclosing the Confidential Information, Executive will notify the Company and reasonably assist the Company with obtaining a protective order or other remedy. If Executive remains legally compelled to disclose any Confidential Information, then Executive will: disclose only the portion of Confidential Information that the Company’s attorneys determine is required to be disclosed; and (b) use reasonable efforts to ensure that any Confidential Information Executive discloses receives confidential treatment.

8.       RETURN OF COMPANY PROPERTY. Executive agrees and represents that, within fourteen days after the Separation Date, he will return all Company equipment and property, including, without limitation, all computers or electronic devices (including but not limited to any electronic storage devices), keys or key cards, records, manuals, books, documents (including all letters, memoranda, notes, notebooks, and reports) and other data, and all copies thereof (in hard copy or electronic form), and all other tangible Company property, which is in his possession or under his control; provided, however, the Company agrees that Executive may retain the Company-issued cellular phone and iPad in Executive’s possession and hereby transfers any right to such equipment to Executive. Executive further agrees and represents that (a) upon execution of this Agreement, he will provide all passwords or other access-related information for any and all electronic devices, servers, or files assigned or entrusted to him in connection with his employment with the Company; (b) he has not implemented a security access restriction on any Company-owned device that involves the use of his biometric information (e.g., fingerprint); and (c) if he has downloaded or otherwise saved any files, documents or data belonging to the Company to any personal electronic device owned by him, he will return all such data to the Company and will comply with any and all directives from the Company with respect to the deletion of such data from his personal devices.

EXECUTION VERSION

9.       ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the Parties. This Agreement fully supersedes and replaces any and all prior agreements or understandings between the Parties pertaining to the subject matter of this Agreement. Executive represents and acknowledges that, in executing this Agreement, he did not rely upon any representation or statement made by the Company, or by any of its agents, representatives or attorneys, with regard to the subject matter, basis, or effect of this Agreement or otherwise. This Agreement may be modified only by agreement of the Parties by a written instrument executed by the Parties that is designated as an amendment to this Agreement. For avoidance of doubt, this Agreement is not intended to, and does not, modify, supersede or replace any agreements or plan documents that govern or control any of Executive’s rights to any amounts, if any, under the Company’s Stock Incentive Plans, Deferred Compensation Plan, the Employee Stock Ownership Plan (“ESOP”) and 401(k) plan; provided, however, that the Parties agree that no acceleration of vesting or additional payments were triggered under any of these agreements or plans as a result of Executive ending his employment; provided, further that the Parties agree that Executive is not entitled to any amounts under any other compensation programs or plans, including the Short Term Incentive Bonus Plan Notwithstanding anything to the contrary herein, any payment made pursuant to this Agreement is subject to the Company’s Incentive Compensation Recovery Policy, originally adopted on December 1, 2023.

10.       NON-ADMISSION. The signing of this Agreement and provision of the benefits described in it do not represent any admission of wrongdoing or violation of any statute, agreement, or common law by the Company or by Executive.

11.       NON-DISPARAGEMENT. Executive shall not, directly or indirectly, except in the context of a governmental agency investigation or proceeding, make any negative or disparaging statements or communications regarding the Company or any of its affiliates, officers, directors, agents, or employees. The Company will not, and will direct each of the Company’s senior executives and members of the Company’s Board to Directors to not, directly or indirectly, except in the context of a governmental agency investigation or proceeding, make any negative or disparaging statements or communications regarding Executive. Nothing in this Section 11 is intended to, nor does, limit any Party’s right to communicate with any governmental agency. Further, nothing in this Section 11 or elsewhere in this Agreement prevents any Party from honestly testifying under oath at an administrative hearing, arbitration, deposition, or in court, in response to a lawful and properly served subpoena or other proper legal process, from preparing for such testimony or participation, or from meeting other legal obligations to any governmental agency.

12.       WAIVER OF BREACH. The waiver of a breach of any term or provision of this Agreement, which must be in writing, will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

13.       HEADINGS. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

14.       BINDING EFFECT AND NON-ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of Executive and his heirs, administrators, representatives, executors, successors and assigns, and shall be binding on and inure to the benefit of the Company and its representatives, transferees, successors and assigns. Executive understands and agrees that his obligations under this Agreement are personal to him. The Executive’s duties, rights, and obligations set forth herein may not be delegated or assigned by Executive to any other person without prior written consent of the Company.

EXECUTION VERSION

15.       CONTROLLING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of North Dakota. To the extent any clause or provision of this Agreement shall be determined to be invalid and/or unenforceable, such a clause or provision shall be deleted and the validity and enforceability of the remainder of this Agreement shall be unaffected.

16.       VENUE. Any action between Executive and the Company relating to his employment or termination of employment, including, without limitation, actions relating to or arising under this Release, shall be filed and adjudicated exclusively in the state and federal courts of the North Dakota, and Executive and the Company hereby consent to the jurisdiction of such courts for any such action and further waive any objection to the convenience of the forum or venue.

17.       SEVERABILITY. Executive agrees that, whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law and to carry out each provision herein to the greatest extent possible, but if any provision of this Agreement is held to be void, voidable, invalid, illegal or for any other reason unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement will not be affected or impaired thereby, and will be interpreted so as to effect, as closely as possible, the intent of the Parties hereto. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

18.       COUNTERPARTS; ELECTRONIC SIGNATURES. This Agreement may be signed in counterparts, all of which signature pages taken together shall be the fully signed Agreement. Further, a signature received by e-mail or facsimile will be valid and carry the same weight as an original signature.

19.       REPRESENTATION. Executive agrees and acknowledges that he has received and read this Agreement, that the provisions of this Agreement are understandable to him, and that Executive fully appreciates and understands the meaning of the terms of this Agreement and their effect. Executive agrees that no promise or inducement has been offered except as set forth in this Agreement, and that Executive is signing this Agreement without reliance upon any statement or representation by the Company or any representative or agent of the Company. Executive agrees and acknowledges that he has been provided with a reasonable and sufficient period of at least sixty (60) days within which to consider whether or not to accept this Agreement, and Executive has been advised to consult with an attorney prior to signing it. Executive agrees and acknowledges that he has entered into this Agreement freely and voluntarily.

[SIGNATURES NEXT PAGE]

EXECUTION VERSION

IN WITNESS WHEREOF, the Parties have executed this Agreement by their Signatures below.

NODAK INSURANCE COMPANY

Date:	September 16, 2024	By:	/s/ Cindy L. Launer
		Name:	Cindy L. Launer
		Its:	Interim Chief Executive Officer

NI HOLDINGS, INC.

Date:	September 16, 2024	By:	/s/ Cindy L. Launer
		Name:	Cindy L. Launer
		Its:	Interim Chief Executive Officer

MICHAEL J. ALEXANDER

Date:	September 16, 2024	/s/ Michael J. Alexander

Exhibit A

Employment Agreement
dated April 28, 2016

1